UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2705 Brown Trail, Suite 100	76021
Bedford, Texas 76021	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 8.01 Other Events

On October 8, 2013, the management of Galenfeha, Inc. (the “Company”) elected to enforce a resale limitation restriction on stock previously issued to affiliates. The company’s management believes this will reaffirm the shareholders of Galenfeha, Inc. the intention of management’s long term involvement with the Company and that these agreements are in the best interest of the Company’s shareholders. On October 10, 2013 the board of Directors entered into a formal affiliate resale restriction agreement, in which the terms and conditions of these agreements can be found in the attached exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
2.10	Affiliate Resale Restriction Agreement for James Ketner (filed herewith)
2.11	Affiliate Resale Restriction Agreement for LaNell Armour (filed herewith)
2.12	Affiliate Resale Restriction Agreement for Trey Moore (filed herewith)
2.13	Affiliate Resale Restriction Agreement for Richard Owston (filed herewith)
2.14	Affiliate Resale Restriction Agreement for Lucien Marioneaux (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2013

GALENFEHA, INC.

/s/ James Ketner
James Ketner
President/CEO/Director
(Principle Executive, Financial and Accounting Officer)

/s/ Richard Owston
Richard Owston
Director, Secretary and Treasurer

/s/ Lucien Marioneaux
Lucien Marioneaux
Chairman of the Board of Directors

/s/ LaNell Armour
LaNell Armour
Director

/s/ Trey Moore
Trey Moore
Director